Exhibit 4.2

EXECUTION VERSION

DESIGNATION OF REMOVED ACCOUNTS AND SIXTEENTH AMENDMENT TO RECEIVABLES SALE AGREEMENT

This DESIGNATION OF REMOVED ACCOUNTS AND SIXTEENTH AMENDMENT TO RECEIVABLES SALE AGREEMENT, dated as of June 17, 2022 (this “Designation”), is entered into between SYNCHRONY BANK, a federal savings association organized under the laws of the United States (“Bank”), and RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“Buyer”), pursuant to the Receivables Sale Agreement referred to below.

WITNESSETH:

WHEREAS, Bank and Buyer are parties to the Receivables Sale Agreement, dated as of June 27, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, the Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, the Fourth Amendment to Receivables Sale Agreement, dated as of May 21, 2008, the Designation of Removed Accounts and Fifth Amendment to Receivables Sale Agreement, dated as of December 29, 2008, the Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement, dated as of February 26, 2009, the Seventh Amendment to Receivables Sale Agreement, dated as of November 23, 2010, the Eighth Amendment to Receivables Sale Agreement, dated as of March 20, 2012, the Ninth Amendment to Receivables Sale Agreement, dated as of March 11, 2014, the Designation of Removed Accounts and Tenth Amendment to Receivables Sale Agreement, dated as of November 7, 2014, the Eleventh Amendment to Receivables Sale Agreement, dated as of March 3, 2016, the Twelfth Amendment to Receivables Sale Agreement, dated as of April 21, 2017, the Thirteenth Amendment to Receivables Sale Agreement, dated as of May 31, 2017, the Designation of Removed Accounts and Fourteenth Amendment to Receivables Sale Agreement, dated as of October 11, 2019, and the Fifteenth Amendment to Receivables Sale Agreement, dated as of March 16, 2021 (as amended, the “Agreement”);

WHEREAS, the Accounts relating to (i) The Gap, Inc. (“Gap Inc.”), Banana Republic, LLC, Gap (Puerto Rico), Inc. (“Gap PR”), GPS Consumer Direct, Inc., Banana Republic (Apparel), LLC and Banana Republic (ITM), Inc. and their permitted successors and assigns (collectively, the “Banana Republic Parties”) under that certain Amended and Restated Consumer Credit Card Program Agreement, dated as of February 28, 2014 (as modified, amended or supplemented from time to time, the “BR Credit Card Program Agreement”), by and among the Banana Republic Parties, Bank and Synchrony Financial (formerly known as GE Capital Retail Finance Corporation, “Synchrony Financial”), (ii) Gap Inc., Gap PR, GPS Consumer Direct, Inc., Gap (Apparel), LLC and Gap (ITM), Inc. and their permitted successors and assigns (collectively, the “Gap Parties”) under that certain Amended and Restated Consumer Credit Card Program Agreement, dated as of February 28, 2014 (as modified, amended or supplemented from time to time, the “Gap Credit Card Program Agreement”), by and among the Gap Parties, Bank and Synchrony Financial, and (iii) Gap Inc., Old Navy, LLC, Gap PR, GPS Consumer Direct, Inc., Old Navy (Apparel), LLC and Old Navy (ITM), Inc. and their permitted successors and assigns (collectively, the “Old Navy Parties” and together with the Gap Parties and the Banana Republic Parties, the “Gap Retailers”) under that certain Amended and Restated Consumer Credit Card Program Agreement, dated as of February 28, 2014 (as modified, amended or supplemented from time to time, the “Old Navy Credit Card Program Agreement” and together with the BR Credit Card Program Agreement and Old Navy Credit Card Program Agreement, the “Credit Card Program Agreements”), by and among the Gap Parties, Bank and Synchrony Financial that meet certain eligibility criteria (collectively, the “Gap Accounts”) have been designated for purchase by a designee of the Gap Retailers pursuant to the terms of the Credit Card Program Agreements;

WHEREAS, pursuant to the Agreement, Bank wishes to remove from Buyer all Transferred Receivables owned by Buyer in the Gap Accounts and to cause Buyer to convey the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created, from Buyer to RFS Holding, Inc. (“RFSHI”) as the designee of Seller;

WHEREAS, Buyer is willing to accept such designation and to convey the Transferred Receivables in the Removed Accounts to RFSHI as a designee of Bank subject to the terms and conditions hereof; and

WHEREAS, Buyer and Bank desire to amend the Agreement as set forth herein;

NOW, THEREFORE, Buyer and Bank hereby agree as follows:

1.       Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby, June 17, 2022.

“Removal Cut-Off Date” means, with respect to the Removed Accounts designated hereby, June 16, 2022.

2.       Designation of Removed Accounts. All Gap Accounts are designated as Removed Accounts pursuant to this Designation. Schedule 1 to this Designation, as of the Removal Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

3.       Agreement to Convey of Transferred Receivables to Seller’s Designee. Buyer hereby agrees to transfer, assign, set over and otherwise convey to RFSHI, pursuant to the execution of an assignment agreement substantially in the form of Exhibit A attached hereto, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing (collectively, the “Conveyed Property”).

Gap Designation and Sixteenth Amendment to Receivables Sale Agreement

4.       Amendments to Agreement. Notwithstanding anything to the contrary in the Agreement, Buyer and RFSHI, as designee of Seller, may agree, pursuant to the execution of an assignment agreement substantially in the form of Exhibit a attached hereto, that the Conveyed Property will be assigned by Buyer to RFSHI.

5.       Representations and Warranties of Sellers. Bank hereby represents and warrants to Buyer as of the Removal Date:

(a)       Legal, Valid and Binding Obligation. This Designation constitutes its legal, valid and binding obligation, enforceable against Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)       List of Removed Accounts. The list of Removed Accounts attached hereto is an accurate and complete listing in all material respects of all the Removed Accounts as of the Removal Cut-Off Date.

6.       Effectiveness. This Designation shall become effective as of the date first written above; provided that Buyer and Bank shall have executed a counterpart of this Designation.

7.       Binding Effect; Ratification. (a) On and after the execution and delivery hereof, (i) this Designation shall be a part of the Agreement and (ii) each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Agreement, shall mean and be a reference to such Agreement as amended hereby.

(b)       Except as expressly amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

8. No Proceedings. Until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, Bank shall not, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Bank’s right to pursue any other creditor rights or remedies that Bank may have under any applicable law. The Agreement and obligations of the Bank under this Section 8 shall survive the termination of the Agreement.

Gap Designation and Sixteenth Amendment to Receivables Sale Agreement

9.       Miscellaneous. (a) THIS DESIGNATION SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)       Headings used herein are for convenience of reference only and shall not affect the meaning of this Designation.

(c) This Designation may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

Gap Designation and Sixteenth Amendment to Receivables Sale Agreement

IN WITNESS WHEREOF, the undersigned have caused this Designation to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., as Buyer

By: /s/ Christopher Coffey

Name: Christopher Coffey
Title: Vice President

Gap Designation and Sixteenth Amendment to Receivables Sale Agreement

SYNCHRONY BANK, as a Seller

By: /s/Eric Duenwald

Name: Eric Duenwald

Title: Senior Vice President and Treasurer

Gap Designation and Sixteenth Amendment to Receivables Sale Agreement

Schedule 1

REMOVED ACCOUNTS

[On file with Synchrony Financial.]

Gap Designation and Sixteenth Amendment to Receivables Sale Agreement

Exhibit A

Form of Assignment of Receivables in Removed Accounts

Gap Designation and Sixteenth Amendment to Receivables Sale Agreement

ASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

This ASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS, dated as of June 17, 2022 (this “Assignment”), is entered into between RFS HOLDING, INC., a corporation organized under the laws of the State of Delaware (“RFSHI”), and RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“RFSHL”), pursuant to the Receivables Sale Agreement referred to below.

WITNESSETH:

WHEREAS, RFSHL and Synchrony Bank, a federal savings bank organized under the laws of the United States (“Bank”), are parties to the Receivables Sale Agreement, dated as of June 27, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, the Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, the Fourth Amendment to Receivables Sale Agreement, dated as of May 21, 2008, the Designation of Removed Accounts and Fifth Amendment to Receivables Sale Agreement, dated as of December 29, 2008, the Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement, dated as of February 26, 2009, the Seventh Amendment to Receivables Sale Agreement, dated as of November 23, 2010, the Eighth Amendment to Receivables Sale Agreement, dated as of March 20, 2012, the Ninth Amendment to Receivables Sale Agreement, dated as of March 11, 2014, the Designation of Removed Accounts and Tenth Amendment to Receivables Sale Agreement, dated as of November 7, 2014, the Eleventh Amendment to Receivables Sale Agreement, dated as of March 3, 2016, the Twelfth Amendment to Receivables Sale Agreement, dated as of April 21, 2017, the Thirteenth Amendment to Receivables Sale Agreement, dated as of May 31, 2017, the Designation of Removed Accounts and Fourteenth Amendment to Receivables Sale Agreement, dated as of October 11, 2019, and the Fifteenth Amendment to Receivables Sale Agreement, dated as of March 16, 2021 (as amended, the “Agreement”);

WHEREAS, Bank has designated all Gap Accounts (as defined in the Designation of Removed Accounts and Sixteenth Amendment to Receivables Sale Agreement, dated as of June 17, 2022 (the “Designation”), between RFSHL and Bank) (collectively, the “Removed Accounts”) as “Removed Accounts” under the Agreement pursuant to the Designation;

WHEREAS, pursuant to the Designation, Bank has directed RFSHL to sell the Transferred Receivables arising in such Removed Accounts, whether now existing or hereafter created, to RFSHI, as the designee of Bank; and

WHEREAS, RFSHL is willing to sell the Transferred Receivables in the Removed Accounts to RFSHI, and RFSHI is willing to purchase the Transferred Receivables in the Removed Accounts, in each case subject to the terms and conditions hereof;

NOW, THEREFORE, RFSHI and RFSHL hereby agree as follows:

1.       Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein. The terms “Removal Date” and “Removal Cut-Off Date” shall have the respective meanings assigned to such terms in the Designation.

2.       Conveyance of Transferred Receivables. (a) In consideration of the payment of the Purchase Price on the Removal Date pursuant to Section 2(c), RFSHL does hereby sell, transfer, assign, set over and otherwise convey to RFSHI, without representation, warranty or recourse, and RFSHI does hereby purchase and accept, on and after the Removal Date, all right, title and interest of RFSHL in, to and under the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing (the “Conveyed Property”).

(b)       In connection with such transfer, RFSHL agrees to execute and deliver to RFSHI on or prior to the date this Assignment is delivered, applicable UCC-1 financing statements prepared by RFSHL with respect to the Conveyed Property meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to perfect the interest of RFSHI in the Conveyed Property.

(c)       On the Removal Date, RFSHI shall reduce the amount payable by RFSHL pursuant to that certain Second Amended and Restated USD Revolving Credit Agreement, dated as of April 1, 2022, between RFSHL and RFSHI, by the price determined in accordance with Section 2.7(b) of the Agreement (the “Purchase Price”).

3.       Representations and Warranties. Each of RFSHI and RFSHL hereby represents and warrants as of the Removal Date that this Assignment constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

4.       Effectiveness. This Assignment shall become effective as of the date first written above; provided that RFSHL and RFSHI shall have executed a counterpart of this Assignment.

5.       No Proceedings. Until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, RFSHI shall not, directly or indirectly, institute or cause to be instituted against RFSHL any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit RFSHI’s right to pursue any other creditor rights or remedies that RFSHI may have under any applicable law. The agreements and obligations of RFSHI under this Section 5 shall survive the assignment of the Conveyed Property and the termination of the Agreement.

2	Gap Assignment to RFSHI

6.       Miscellaneous. (a) THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)       Headings used herein are for convenience of reference only and shall not affect the meaning of this Assignment.

(c) This Assignment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

3	Gap Assignment to RFSHI

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C.

By:_______________________________________

Name: Christopher Coffey

Title: Vice President

S-1	Gap Assignment to RFSHI

RFS HOLDING, INC.

By:_______________________________________

Name: Eric Duenwald

Title: Vice President

S-2	Gap Assignment to RFSHI